UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 5, 2023

WOLFSPEED, INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 5, 2023 (the “Effective Date”), Wolfspeed, Inc. (the “Company”) and Renesas Electronics America Inc., a California corporation (“Renesas America”) entered into an Unsecured Customer Refundable Deposit Agreement (the “CRD Agreement”), pursuant to which Renesas America will provide to the Company up to $2 billion in unsecured deposits. Under the CRD Agreement, Renesas America committed to provide the Company (a) five business days after the Effective Date, an initial deposit in an aggregate principal amount of $1 billion (the “Initial Funding”) and (b) at the Company’s election during the calendar year of 2024, additional deposits in an aggregate principal amount of up to an additional $1 billion (“Additional Fundings” and, together with the Initial Funding, collectively the “Deposits”). Unless previously terminated in accordance with its terms, the CRD Agreement will mature on July 5, 2033, and the amount of the Deposits, together with accrued and unpaid interest, will be required to be paid to Renesas America at such time. Concurrently with the Company’s entry into the CRD Agreement, the Company also entered into a wafer supply agreement with Renesas Electronics Corporation, an affiliate of Renesas America (the “Wafer Supply Agreement”), which expires on December 31, 2033.

The Deposits under the CRD Agreement will bear interest, payable on a semi-annual basis, at 6.00% per annum increasing to (a) 10% per annum during the continuance of a material supply shortage by the Company under the Wafer Supply Agreement and (b) 15% per annum during the continuance of a critical supply shortage by the Company under the Wafer Supply Agreement with 5% of such interest payable in-kind at the election of the Company.

The Company may voluntarily prepay the Deposits, in whole or in part, at any time at a price equal to 106% of the principal amount of the Deposits being prepaid. Upon the occurrence of a change of control, Renesas America may require the Company to prepay the Deposits in whole at a price equal to (a) if such prepayment occurs on or before the first anniversary of the Effective Date, 114% of the principal amount of the Deposits being prepaid, (b) if such prepayment occurs after the first anniversary of the Effective Date, and on or before the second anniversary of the Effective Date, 113% of the principal amount of the Deposits being prepaid, (c) if such prepayment occurs after the second anniversary of the Effective Date, and on or before the third anniversary of the Effective Date, 112% of the principal amount of the Deposits being prepaid, (d) if such prepayment occurs after the third anniversary of the Effective Date, and on or before the fourth anniversary of the Effective Date, 110% of the principal amount of the Deposits being prepaid, (e) if such prepayment occurs after the fourth anniversary of the Effective Date, and on or before the fifth anniversary of the Effective Date, 109% of the principal amount of the Deposits being prepaid and (f) if such prepayment occurs after the fifth anniversary of the Effective Date, 106% of the principal amount of the Deposits being prepaid. All prepayments of Deposits will be accompanied by accrued and unpaid interest to, but excluding the date of prepayment.

The CRD Agreement contains certain customary representations and warranties, affirmative covenants, negative covenants and events of default, including restrictions on the Company’s ability to incur debt and liens, consummate non-arm’s-length transactions with affiliates, mergers and consolidations whereby obligations under the CRD Agreement are not assumed, and change the nature of its business, in each case, subject to customary limitations, exceptions and thresholds.

The obligations of the Company under the CRD Agreement will be guaranteed by the Company’s material, wholly-owned domestic subsidiaries, if any, subject to certain exceptions. As of the Effective Date, none of the Company’s subsidiaries guaranteed the obligations of the Company under the CRD Agreement.

The above description of the CRD Agreement is a summary and is not complete. A copy of the CRD Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the CRD Agreement set forth in such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosures.

On July 5, 2023, the Company and Renesas Electronics Corporation issued a joint press release relating to the $2,000,000,000 CRD Agreement, as described above under Item 1.01 “Entry into a Material Definitive Agreement.” A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this report shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

4.1	Unsecured Customer Refundable Deposit Agreement, dated as of July 5, 2023, between Wolfspeed, Inc. and Renesas Electronics America Inc.

99.1	Joint press release issued on July 5, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Senior Vice President and General Counsel

Date: July 5, 2023